POWER OF ATTORNEY



	KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints William G. Kiesling his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him, and in his name, place and stead, in any and all capacities, to sign any statement required to be filed with the Securities and Exchange Commission required by Section 16 of the Securities Exchange Act of 1934 (including without limitation Form ID and any other forms or statements that may be required for access codes to file on EDGAR) and any and all amendments thereto and to file the same with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


Signature			Title				Date

/s/Christian A. Sorensen	Vice President - Operations	08/01/2013
Christian A. Sorensen